Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

TASEKO MINES LIMITED
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities
In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Shares, without par value	457(h)	8,799,666 (2)	$1.40 (3)	$12,319,532	0.0001476 (6)	$1,818.36
	Equity	Common Shares, without par value	457(h) and 457(c)	18,750,295 (4)	$1.35 (5)	$25,312,898	0.0001476 (6)	$3,736.19
		Total Offering Amounts				$37,632,430	0.0001476 (6)	$5,554.55
		Total Fees Previously Paid						N/A
		Total Fee Offsets						$0
		Net Fee Due						$5,554.55 (7)

III-12

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act" ), this registration statement covers as indeterminate number of additional Common Shares (as defined below) that may  be offered and issued to prevent dilution resulting from share dividends, share splits, reverse share splits, combinations of shares, spin-offs, recapitalizations, mergers or similar capital adjustments as provided in the 2021 Share Option Plan, as amended (the "Share Option Plan") of Taseko Mines Limited (the "Registrant")

(2)

Represents the total number of common shares without par value (the “Common Shares”) of the Registrant issuable upon the exercise of stock options granted pursuant to the Share Option Plan that are outstanding as of December 28, 2023.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to 457(h) under the Securities Act and based upon the $1.40 per share (CDN$1.85 per share) weighted average exercise price of the outstanding stock options under the Share Option Plan (calculated using an exchange rate of CDN$1.3205 per US$1.00 as of December 27, 2023)

(4)

Represents the total number of Common Shares of the Registrant issuable upon the exercise of  stock options that may be granted pursuant to the Share Option Plan, but which stock options are not outstanding as of the date of this Registration Statement.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low prices of the Common Shares, as reported on the NYSE American on January 4, 2024, which date is within five business days prior to the filing of this Registration Statement, which was $1.35 per share

(6)	Based on the SEC's registration fee of $147.60 per $1,000,000 of securities registered.

(7)	The estimated registration fee for the securities has been calculated pursuant to Rule 457(o) of the U.S. Securities Act.